EXHIBIT 10.3


           ILLINOIS CENTRAL RAILROAD COMPANY
         EXECUTIVE DEFERRED COMPENSATION PLAN


                      CERTIFICATE





    I,                  , Secretary of Illinois
Central Railroad Company, hereby certify that the attached document is a correct copy of Illinois
Central Railroad Company Executive Deferred
Compensation Plan as adopted effective as of January 1, 1994.

         Dated this      day of _________, 1994.




                      As Secretary as Aforesaid

                               (Seal)

          ILLINOIS CENTRAL RAILROAD COMPANY
         EXECUTIVE DEFERRED COMPENSATION PLAN


    The Illinois Central Railroad Company Executive
Deferred Compensation Plan is adopted effective as of January 1, 1994, for the Executive Employees of
Illinois Central Railroad Company. The purpose of the Plan is to permit Executive Employees to contribute a portion of their Compensation on a pre-tax basis toward retirement benefits, enhance the overall effectiveness of the Illinois Central
Railroad Company executive compensation program and to attract, retain and motivate such individuals.

    Accordingly, Illinois Central Railroad Company hereby adopts the Plan pursuant to the terms and provisions set forth below:


                       ARTICLE I
                      DEFINITIONS

    Wherever used herein the following terms shall have the meanings hereinafter set forth:

    1.1. "Account" or "Accounts" means the account or accounts maintained under the Plan by the Committee in the Participant's name to which Compensation deferrals and interest earnings are credited in accordance with the Plan. A separate
Account shall be maintained for each Deferral Unit.
A Participant shall be fully vested in the amount in his Accounts at all times.

    1.2.  "Affiliated Company" means a business
entity, or predecessor of such entity, if any, which is a member of a controlled group of corporations which includes the Company.

    1.3.  "Board" means the Board of Directors of
the Company.

    1.4.  "Bonus" means the additional cash
remuneration payable to a Participant pursuant to the Company's performance compensation program or any other plan, program or arrangement under which the Company pays an amount of cash remuneration to a Participant above such Participant's Base Salary.

    1.5.  "Code" means the Internal Revenue Code of
1986, as amended from time to time, and any regulations relating thereto.

    1.6.  "Committee" means the Illinois Central
Benefit Administration Committee that is responsible for the administration of the Plan.

    1.7.  "Company" means Illinois Central Railroad
Company, a Delaware corporation, or, to the extent provided in Section 6.10 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company. An Affiliated Company may adopt the Plan on behalf of its Executive Employees, by resolution of its Board of Directors, approved in writing by the Committee.

    1.8.  "Compensation" means a Participant's
Salary and Bonus payable in any calendar year.
Compensation deferrals elected under this Plan shall not affect the determination of compensation or earnings for purposes of any other plan, policy or program (including, but not limited to, the Qualified Retirement Plan and the Supplemental
Executive Retirement Plan) maintained by the Company.

    1.9. "Declared Rate" means a rate of interest established for each Plan Year, equal to 100 percent of the 120-month rolling average of the 10-
Year Treasury Note rate, determined as of December
15 of the preceding Plan Year.

   1.10.  "Deferral Unit" means the commitment to
make Compensation deferral contributions in the same amount for a period of five consecutive Plan
Years, which is created by each Compensation deferral election under Section 2.1.

   1.11.  "Disabled" means a Participant is (i)
entitled to benefits under the Company's group long-term disability plan; or (ii) permanently and totally disabled as determined in the sole discretion of the Committee.

   1.12.  "Early Retirement Date" means the first
day of the calendar month coincident with or next following the date on which a Participant has: (i) attained age 55 years; (ii) completed at least 10
Years of Credited Service; and (iii) completed all Deferral Units.

   1.13. "Executive Employee" means each executive employee of the Company in salary grades A through G, as such salary grades are described in the salary component of the performance compensation program approved by the Board in 1993. The Board from time to time shall have the discretion to designate individuals occupying other executive or management positions with the Company as Executive
Employees for purposes of the Plan.

   1.14. "Normal Retirement Date" means the first day of the calendar month coincident with or next following the date on which the Participant has both attained age 65 years and completed all Deferral Units.

   1.15. "Participant" means an Executive Employee of the Company who is eligible for participation pursuant to Section 1.13 and who has completed the election and enrollment forms provided by the Committee. A Participant who is demoted out of a covered salary grade will continue as a Participant as to his existing Accounts and Deferral Units, but shall not be eligible to make further Compensation deferral elections.

   1.16.  "Plan" means the Illinois Central
Railroad Company Executive Deferred Compensation
Plan, as set forth herein and as hereinafter amended from time to time.

   1.17.  "Plan Year" means the Company's W-2 year.

   1.18.  "Qualified Retirement Plan" means the
Illinois Central Corporation Supplemental
Retirement and Savings Plan established effective
January 1, 1989, as amended from time to time, and each successor or replacement plan.

   1.19.  "Retirement Date" means a Participant's
actual date of retirement from employment with the Company after the Participant's Normal Retirement
Date or Early Retirement Date.

   1.20.  "Retirement Rate" means a rate of
interest established for each Plan Year equal to 120 percent of the 120-month rolling average of the 10-Year Treasury Note rate, determined as of December 15 of the preceding Plan Year.

   1.21.  "Salary" means a Participant's annual
base salary rate for the Plan Year, as specified by the Company prior to each Plan Year.

   1.22.  "Years of Credited Service" means the
number of consecutive 12-month periods of the Participant's employment with the Company beginning with the later of January 1, 1994 or the date of the Participant's employment or reemployment with the Company. A Participant who becomes Disabled while an active Participant in the Plan shall continue to earn Years of Credited Service until his Retirement Date. No credit shall be given for partial years of employment or periods of employment preceding a termination of employment and return to work.

   1.23.  Words in the masculine gender shall
include the feminine and the singular shall include the plural, and vice versa, unless qualified by the context. Any headings used herein are included for ease of reference only and are not to be construed so as to alter the terms hereof.


                      ARTICLE II
          COMPENSATION DEFERRAL CONTRIBUTIONS

    2.1.  Compensation Deferral Elections.  Any
Executive Employee may elect to become a Participant under the Plan by completing the election form provided by the Committee. A
Participant may elect to defer annually the receipt of a portion of the Compensation otherwise payable to him by the Company in any Plan Year. The amount of Compensation deferred by a Participant shall be a fixed amount or percentage of such Compensation, but shall not exceed: (i) fifty percent (50%) of such Participant's Base Salary; and (ii) one hundred percent (100%) of such Participant's Annual
Bonus. Each Compensation deferral election executed by a Participant shall create a Deferral
Unit. A Deferral Unit must be for at least $25,000 of Compensation; that is, it must cause a total of at least $25,000 to be deferred over the five year
Deferral Unit period.

    The election by which a Participant elects to defer compensation as provided in this Plan shall be in writing, signed by the Participant, and delivered to the Committee prior to January 1 of the Plan Year in which the Compensation to be deferred is otherwise payable to the Participant;
except that, in the year in which a Participant first becomes eligible to participate in the Plan, such Participant may make an election to defer
Compensation for services to be performed within 30 days after the date he becomes eligible.

Any deferral election made by the Participant shall be irrevocable with respect to the Compensation covered by such election.
    2.2.  Investment of Deferred Amounts.  All
Compensation deferral amounts shall be credited to a Participant's Accounts and credited with interest from the date the Compensation amount would have been paid to the Participant, if not deferred, until the Participant's Retirement Date, or date of earlier termination of employment.

    (a) If the Participant's employment terminates after the Participant has attained his Retirement
Date or on account of Disability or death, the Participant's Accounts shall be credited with interest at the Retirement Rate.

    (b) If the Participant's employment terminates prior to the Participant's Retirement Date, the Participant's Accounts shall be credited with interest at the Declared Rate.

    (c) If the Participant's employment terminates prior to the Participant's Retirement Date and the Participant is receiving installment payments in accordance with Section 3.2, the Participant's
Accounts shall be credited with interest at a rate equal to the lesser of: (i) the prime rate, as published in The Wall Street Journal on the first day of the month preceding termination and recalculated annually; or (ii) the Declared Rate.

     (d)  If the Participant receives a
distribution pursuant to Sections 3.5(b), 3.7 or 3.8, prior to employment terminations, the Participant's Accounts shall be credited with interest at the Declared Rate.

Notwithstanding the foregoing and the provisions of
Section 1.20, the Accounts of a deceased
Participant shall be credited with interest at the Retirement Rate, except that such Rate shall be determined as of January 1 of each Plan Year.
Interest at the rate described above shall be credited monthly, compounded annually. The
Committee shall provide each Participant with a written statement of his Accounts at least annually.

    2.3.  Acceleration or Cessation of Compensation
Deferrals. With respect to any Deferral Unit, a Participant may elect to:

    (a) halt Compensation deferrals to be made in accordance with such Deferral Unit; or

    (b) accelerate the Compensation deferral to be made in any future Plan Year within the Deferral
Unit into an earlier Plan Year, subject to the limits of Section 2.1.

Any such change to a Deferral Unit must be elected in writing filed with the Committee prior to beginning of the Plan Year for which the election is to be effective.



                      ARTICLE III
        DISTRIBUTION OF COMPENSATION DEFERRALS

    3.1. Cessation of Deferrals. All Compensation deferrals shall cease upon a Participant's termination of employment with the Company, except as follows:

    (a) if a Participant is Disabled, Compensation deferrals that are part of a Deferral Unit shall continue as long as the Participant continues to receive Salary or Bonus; and

    (b) if a Participant's employment terminates on account of the Participant's death, the Company shall contribute to the Plan the amount that would have been contributed as a Compensation deferral by the Participant under any Deferral Unit that is incomplete as of the Participant's death.

    3.2.  Termination of Employment Prior to Death,
Disability or Retirement. Upon termination of a Participant's employment with the Company prior to a Retirement Date and for any reason other than death or Disability, the Participant's Accounts shall be distributed, notwithstanding the
Participant's elections made pursuant to Sections
3.4 and 3.5, as follows:

    (a) If the Participant terminated employment prior to completing 10 Years of Credited Service, the Participant's Accounts shall be distributed in a single lump sum distribution.

    (b) If the Participant terminated employment after completing at least 10 Years of Credited
Service, the Participant's Accounts shall be distributed in: (i) a single lump sum distribution;
or (ii) in substantially equal monthly installments over a period of 5 years, if the Participant had elected the installment method of distribution pursuant to Section 3.4 below.

Notwithstanding the foregoing, if a lump sum otherwise would be payable in accordance with this
Section 3.2, but the amount in a Participant's
Accounts exceeds $50,000, the Committee, in its sole discretion, may cause distribution of the Participant's Accounts in substantially equal annual payments over a period of three years.
Distribution shall be made or commence within 60 days of the Participant's employment termination date and will be based on the balance in the Participant's Accounts at the end of the month of the Participant's employment termination.

    3.3.  Distribution Due to Death.  If a
Participant dies before complete distribution of his Accounts, any remaining amount in the Participant's Accounts shall be distributed to the beneficiary designated by the Participant's in the form and period elected by the Participant; except that, if the amount in the Participant's Accounts as of the date of the Participant's death is $50,000 or less, such amount shall be paid to the designated beneficiary in a single lump sum payment. If a Participant has not designated a beneficiary under the Plan, or if no designated beneficiary is living on the date of distribution hereunder, amounts distributable pursuant to this Section shall be distributed to those persons or entities entitled to receive distributions of the Participant's accounts under the Qualified
Retirement Plan. Interest shall be credited to a deceased Participant's Accounts, until such
Accounts are fully distributed, at the Retirement
Rate.

    3.4.  Form of Distribution After Retirement
Date. Each Participant shall elect the form and timing of the distribution of his Accounts upon his Normal Retirement Date, at the time the Participant elects Compensation deferrals under Section 2.1 above. The Participant may elect to have his Accounts distributed after his Retirement Date as follows:

    (a)   in a lump sum distribution; or

    (b)   in substantially equal monthly
installment payments over a fixed period of 5, 10 or 15 years.

If the Participant fails to elect a form or period of distribution, the Participant's Accounts will be paid in monthly installments over a period of 15 years.
    3.5.  Commencement of Distribution.  Each
Participant shall elect, at the time of his Compensation deferral election, the commencement date for distribution of his Accounts; provided that such election shall only be effective if the Participant's employment termination is after a Retirement Date or on account of death or Disability.

    (a)  If distribution of a Participant's
Accounts is made on account of the Participant's
Retirement Date, distribution may commence as of one of the following dates, as elected by the Participant, at the time of his Compensation deferral election: (i) within 60 days after the Participant's Retirement Date; (ii) on the January
1 next following the Participant's Retirement Date;
or (iii) on a date that is a specified number of years after the Participant's Retirement Date, but not later than the earlier of (A) ten years after the Participant's Retirement Date, or (B) the date the Participant attains age 70 years. If the Participant elects distribution of his Accounts in the form of a lump sum but elects a deferred commencement date, interest will be credited to his Accounts in accordance with Section 2.2 through the end of the month preceding the month of distribution of his Accounts.

    (b)  A Participant may elect the form and
commencement of the distribution of his Accounts which is expected to begin during his active employment with the Company. The Participant may elect, at the time of his Compensation deferral election, to have a portion of his Accounts distributed during his active employment as follows: (i) in a lump sum distribution; or (ii) in four substantially equal annual installment payments. Election of an in-service distribution period must specify a commencement date that is at least seven years from the commencement date of the Deferral Unit as to which the election applies. If the distribution elected pursuant to this subsection (b) causes the amount in a Participant's
Accounts to fall below $5,000, the entire amount of the Participant's Accounts shall be distributed.
    3.6.  Change in Distribution Election.  The
Committee may permit a Participant to change his election as to the form, period or commencement of distribution of his Accounts. A Participant may request such change by writing filed with the Committee. In the event a Participant changes his election as to form, period or commencement of distribution within 12 months prior to his Retirement Date or other termination of employment for a reason other than death or Disability, the amount distributable from such Participant's
Accounts will be reduced by 10 percent. This reduction is intended to discourage Participants from changing their elections as to distribution and prevent Participants from being deemed in constructive receipt of their Accounts upon their Retirement Date.

    3.7.  Unscheduled Withdrawal Right.  A
Participant may request an unscheduled withdrawal of all or any portion of his Accounts during or after his active employment with the Company by written notice to the Committee; provided that, the amount distributable from such Participant's
Accounts will be reduced by 10 percent. If a Participant elects an unscheduled withdrawal under this Section while employed by the Company, the Participant would not be permitted to elect a new
Deferral Unit for a period of twelve months following the date of such withdrawal. This reduction and ineligibility period is intended to discourage Participants from requesting withdrawals
(other than on account of an unforeseeable emergency) and prevent Participants from being deemed in constructive receipt of their Accounts.

Notwithstanding the foregoing, if a Participant requests an unscheduled withdrawal following a Change in Control of the Company, the amount distributable from such Participant's Accounts will be reduced by six percent (rather than 10 percent, as provided above). For purposes of this Section
3.7, the term "Company" shall include Illinois
Central Corporation, and a "Change in Control" of the Company shall be deemed to have occurred if:

    (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities
Exchange Act of 1934, as amended (the "Exchange
Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, except that a person shall be deemed to be the "beneficial owner" of all shares that any such person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants, options or otherwise, without regard to the sixty day period referred to in such Rule), directly or indirectly, of securities representing 25% or more of the combined voting power of the Company's then outstanding securities; provided, however, that the following acquisitions shall not constitute a Change in
Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company or
(iii) any acquisition by any employee benefit plan
(or related trust) sponsored or maintained by the Company; or
    (b) at any time during any period of two consecutive years (not including any period prior to January 1, 1994) individuals who at the beginning of such period constituted the Board (the
"Incumbent Board") cease for any reason to constitute at least a majority of the Board;
provided, however, that any individual becoming a director subsequent to such date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 or Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

    3.8. Hardship Distribution. A Participant may request, by writing filed with the Committee, that a distribution be made to him of all or part of the amount then credited to his Accounts on account of a severe financial hardship. The Committee will approve such a distribution to the Participant only in the event of an unforeseeable emergency. An
"unforeseeable emergency" is an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to such Participant if early withdrawal were not permitted. An unforeseeable emergency that results in severe financial hardship is an unexpected illness or accident of the Participant or a dependent, loss of a Participant's property due to casualty, or other similar, extraordinary, unforeseeable circumstances beyond the control of the Participant. The severe financial hardship may not be relieved by an early distribution under this Plan to the extent it might otherwise be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of a Participant's assets, or by cessation of Compensation deferrals under the Plan.
Any hardship distribution under this Section will be limited to the amount necessary to meet the emergency.
    3.9.  Limitation on Distribution.
Notwithstanding the foregoing provisions of the Plan relating to distribution of Participant's
Accounts, if distribution of a Participant's
Accounts in any calendar year would not be deductible by the Company because of the limitations of Code Section 162(m), such distribution shall be postponed in whole or in part, until the first calendar year in which such distribution would not be limited as to deductibility by Code Section 162(m).


                      ARTICLE IV
              ADMINISTRATION OF THE PLAN

    4.1.  Administration by the Committee.  The
Committee shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

    4.2.  Powers and Duties of Committee.  The
Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan. The
Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan, including but not limited to, questions of eligibility and the status and rights of employees, Participants and other persons. Any such determination by the Committee shall presumptively be conclusive and binding on all persons. The regularly kept records of the Company shall be conclusive and binding upon all persons with respect to a Participant's date and length of employment, Years of Credited Service, time and amount of Compensation and the manner of payment thereof, type and length of any absence from work and all other matters contained therein relating to Participants. All rules and determinations of the Committee shall be uniformly and consistently applied to all persons in similar circumstances.
To the extent not inconsistent with this Plan, all provisions set forth in the Qualified Retirement
Plan with respect to the administrative powers and duties of the Committee, expenses of administration, and procedures for filing claims, also shall be applicable with respect to this Plan.


                       ARTICLE V
               AMENDMENT OR TERMINATION

    5.1.  Amendment or Termination.  The Company
intends the Plan to be permanent but reserves the right to amend or terminate the Plan. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution. The Company specifically reserves the right to amend the credited rates of interest provided for in Section
2.2; provided that, any such change will not reduce the amount of interest credited to a Participant's
Accounts prior to, or otherwise reduce the amount in Participant's Accounts as of, the effective date of the amendment.

    5.2.  Effect of Amendment or Termination.  No
amendment or termination of the Plan shall divest any Participant or beneficiary of the amount in the Participant's Accounts, or of any rights to which the Participant would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment. Upon termination of the Plan, distribution of Participants' Accounts shall be made to Participants or their beneficiaries in the manner elected by such Participants, unless the Company determines to distribute all Accounts in lump sums. No
Compensation deferrals shall be permitted after termination of the Plan.


                      ARTICLE VI
                  GENERAL PROVISIONS

    6.1.  Participants' Rights Unsecured.  Except
as set forth in Section 6.2, the Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. The right of a Participant or the Participant's beneficiary to receive a distribution of the Participant's Accounts hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor a beneficiary shall have any rights in or against any specific assets of the Company.

    6.2.  Trust Agreement.  Notwithstanding the
provisions of Section 6.1, the Company shall enter into a trust agreement ("Trust Agreement") whereby the Company shall agree to contribute to a trust
("Trust") for the purpose of accumulating assets to assist the Company in fulfilling its obligations to Participants hereunder. Such Trust Agreement shall be substantially in the form of the model trust agreement set forth in Internal Revenue Service
Revenue Procedure 92-64, or any subsequent Internal
Revenue Service Revenue Procedure, and shall include provisions required in such model trust agreement that all assets of the Trust shall be subject to the creditors of the Company in the event of insolvency.

    6.3.  General Conditions.  Any Qualified
Retirement Benefit or any other benefit payable under the Qualified Retirement Plan shall be paid solely in accordance with the terms and conditions of the Qualified Retirement Plan, and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Retirement Plan.

    6.4.  No Guaranty of Benefits.  Nothing
contained in the Plan shall constitute a guaranty by the Company or any other person or entity that the assets of the Company will be sufficient to pay any benefit hereunder. No Participant or other person shall have any right to receive a benefit or a distribution of Accounts under the Plan except in accordance with the terms of the Plan.

    6.5  No Enlargement of Employee Rights.
Establishment of the Plan shall not be construed to give any Participant the right to be retained in the service of the Company.

    6.6.  Spendthrift Provision.  No interest of
any person or entity in, or right to receive a distribution under, the Plan shall be subject in any manner to sale, transfer, assignment, pledge, attachment, garnishment, or other alienation or encumbrance of any kind; nor may such interest or right to receive a distribution be taken, either voluntarily or involuntarily for the satisfaction of the debts of, or other obligations or claims against, such person or entity, including claims for alimony, support, separate maintenance and claims in bankruptcy proceedings.

    6.7  Applicable Law.  The Plan shall be
construed and administered under the laws of the State of Illinois except to the extent preempted by federal law.

    6.8.  Small Benefits.  If the amount in a
Participant's Accounts at any time after the Participant's termination of employment for any reason, is less than $5,000, the Committee shall cause the amount in such Accounts to be distributed to the Participant or his beneficiary in a single lump sum as soon as practicable.

    6.9.  Incapacity of Recipient.  Subject to
applicable state law, if any person entitled to a payment under the Plan is deemed by the Committee to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Committee may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

    6.10.  Corporate Successors.  The Plan shall
not be automatically terminated by a transfer or sale of assets of the Company, or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, the Plan shall terminate subject to the provisions of Section 5.2.

    6.11.  Unclaimed Benefit.  Each Participant or
beneficiary shall keep the Company informed of his or her current address. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three years after the date on which payment of the Participant's benefits under the Plan, may first be made, payment may be made as though the Participant had died at the end of the three-year period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any beneficiary of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or beneficiary or any other person and such benefit shall be irrevocably forfeited.

    6.12.  Limitations on Liability.
Notwithstanding any of the preceding provisions of the Plan, none of the Company, any member of the Committee, nor any individual acting as an employee or agent of the Company or the Committee, shall be liable to any Participant, former Participant or any beneficiary or other person for any claim, loss, liability or expense incurred in connection with the Plan.

    6.13.  Claims Procedure.  In the event that a
Participant's claim for benefits under the Plan is denied in whole or in part by the Committee, the Committee will notify the Participant (or beneficiary) of the denial. Such notification will be made in writing, within 90 days of the date the claim is received by the Committee. The notification will include: (i) the specific reasons for the denial; (ii) specific reference to the Plan provisions upon which the denial is based; (iii) a description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and (iv) an explanation of the applicable review procedures.

    The Participant (or beneficiary) has 60 days from the date he receive notice of a claim denial to file a written request for review of the denial with the Committee. The Committee will review the claim denial and inform the Participant (or beneficiary) in writing of its decision within 60 days of the date the claim review request is received by the Committee. This decision will be final.

    6.14.  Insurance Policy Provisions.  The
Participant will cooperate with the Company by furnishing any and all information requested by the Company, in order to facilitate the payment of benefits hereunder, taking such physical examinations as the Company may deem necessary and taking such other relevant action as may be requested by the Company. If the Participant refuses to so cooperate, the Company shall have no obligation to the Participant or his designated beneficiary under this Plan.

    If the Participant makes any material mis-statement of information or nondisclosure of medical history, then no benefits will be payable by reason of this Plan to the Participant or his Beneficiary, or in the Company's sole discretion, benefits may be payable in a reduced amount.

    If the Participant commits suicide during the two-year period beginning on the date that a Policy is issued, or if the Participant makes any material misstatement of information or nondisclosure of medical history, then survivor benefits under the Plan will be limited to the amount in the Particiant's Account, plus interest credited at the prime rate, paid in a lump sum.